Exhibit 1.1

WEYERHAEUSER COMPANY

$450,000,000 3.375% Notes Due 2033

$450,000,000 4.000% Notes Due 2052

Underwriting Agreement

February 23, 2022

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Wells Fargo Securities, LLC

550 South Tryon Street

5th Floor

Charlotte, NC 28202

As Representatives of the several Underwriters

Ladies and Gentlemen:

Weyerhaeuser Company, a Washington corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom BofA Securities, Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC (collectively, “you”) are acting as representatives (the “Representatives”), $450,000,000 aggregate principal amount of its 3.375% Notes due 2033 (the “2033 Notes”) and $450,000,000 aggregate principal amount of its 4.000% Notes due 2052 (the “2052 Notes”, and together with the 2033 Notes, the “Securities”). The Securities are to be issued under an Indenture dated as of April 1, 1986, as amended and supplemented by the First Supplemental Indenture thereto dated as of February 15, 1991, the Second Supplemental Indenture thereto dated as of February 1, 1993, the Third Supplemental Indenture thereto dated as of October 22, 2001, the Fourth Supplemental Indenture thereto dated as of March 12, 2002 and the Fifth Supplemental Indenture thereto dated as of March 30, 2020 (as defined below) (as so amended and supplemented, the “Indenture”), each between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as successor trustee (the “Trustee”) to JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank and Chemical Bank), as trustee (the “Original Trustee”).

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-256995), including a prospectus, relating to securities (the “Shelf Securities”), including the Securities, to be issued from time to time by the Company. Such registration statement as amended to the date of this Agreement, and including the information deemed to be part of such registration statement pursuant to Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Shelf Securities dated June 10, 2021, in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement dated February 23, 2022 relating to the Securities in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus including, without limitation, the Time of Sale Prospectus (as defined below). For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act; “Time of Sale Prospectus” means, collectively, the preliminary prospectus supplement dated February 23, 2022 relating to the Securities, the accompanying prospectus covering the Shelf Securities dated June 10, 2021, and the free writing prospectuses, if any, identified in Schedule II hereto; “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person; and “Applicable Time” means 4:00 p.m. (New York City time) on February 23, 2022. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents incorporated and deemed to be incorporated by reference therein. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company’s knowledge, threatened by the Commission. If the Registration Statement is an automatic shelf registration statement as defined in Rule 405 under the Securities Act, the Company was at all relevant times and is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and to file on Form S-3 and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(b) (i) Each document filed or to be filed pursuant to the Exchange Act and incorporated or deemed to be incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder; (ii) the Registration Statement, when it first became effective, at the respective times (if subsequent to such first effective date) when the Company’s most recent Annual Report on Form 10-K or any amendment thereto was filed with the Commission, and at each “new effective date” with respect to the Underwriters pursuant to Rule 430B(f)(2) of the Securities Act Regulations (as defined below), did not and will not, and the Registration Statement, as amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iv) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder (the “Securities Act Regulations”); (v) the Time of Sale Prospectus does not and, at the Applicable Time, will not, and at the time of each sale of Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (vi) each free writing prospectus, when taken together with the preliminary prospectus accompanying, or delivered prior to delivery of, or filed prior to the first use of, such free writing prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (vii) each broadly available road show, if any, and the investor presentation identified in Schedule II-B hereto (the “Investor Presentation”), when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (viii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to (A) statements or omissions in the Registration Statement, the Time of Sale Prospectus, any preliminary prospectus, any free writing prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein or (B) any trustee’s Statement of Eligibility on Form T-1 (each, a “Form T-1”) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

(c) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities Act, the Company was not, and as of the Applicable Time the Company will not be, an “ineligible issuer” as defined in Rule 405 under the Securities Act. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations. Except for the free writing prospectuses, if any, identified in Schedule II hereto, the Investor Presentation and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus. Each free writing prospectus identified in Schedule II hereto, as of its issue date and at all times through the completion of the public offering and sale of the Securities, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus.

(d) The Company has been duly incorporated, is validly existing as a corporation in good standing (or the local equivalent) under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing (or the local equivalent) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing (or the local equivalent) would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the Company’s ability to perform its obligations under this Agreement, the Securities or the Indenture.

(e) Certain direct and indirect subsidiaries of the Company are identified on Exhibit A hereto (each a “Key Subsidiary” and collectively, the “Key Subsidiaries”). Other than the Key Subsidiaries, the Company has no subsidiary that would constitute a “significant subsidiary” as such term is defined in Rule 1-02 of Regulation S-X. Each Key Subsidiary has been duly incorporated or organized, as the case may be, is validly existing as a corporation or limited liability company, as the case may be, in good standing (or the local equivalent) under the laws of the jurisdiction of its incorporation or organization, as the case may be, has the corporate or limited liability company, as the case may be, power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing (or the local equivalent) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing (or the local equivalent) would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock or limited liability company interests, as the case may be, of each Key Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and, except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except to the extent that the failure to be free and clear of all liens, encumbrances, equities or claims would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(f) This Agreement has been duly authorized, executed and delivered by the Company.

(g) The outstanding common shares, par value $1.25 per share (the “Common Shares”), of the Company have been duly authorized and are validly issued, fully paid and non-assessable.

(h) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in law or in equity) and public policy.

(i) The Securities have been duly authorized by the Company and, at the Closing Date, will have been duly executed by the Company and, when authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with this Agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in law or in equity) and public policy.

(j) The Trustee has been duly appointed by the Company to serve as, and is, the trustee, security registrar, transfer agent and paying agent under the Indenture. The Trustee has filed a Form T-1 as part of the Registration Statement and the Form T-1 is effective.

(k) The Securities and the Indenture conform and will conform in all material respects to the respective statements relating thereto contained in the Time of Sale Prospectus and the Prospectus.

(l) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture and the Securities will not contravene any provision of applicable law or the articles of incorporation or bylaws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Key Subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture or the Securities, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities.

(m) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus on the date of this Agreement.

(n) [Reserved]

(o) There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(p) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the Securities Act Regulations.

(q) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Time of Sale Prospectus and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(r) Except as disclosed in the Time of Sale Prospectus and the Prospectus, the Company and its subsidiaries (i) are in compliance with any and all applicable foreign, Federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(s) Except as disclosed in the Time of Sale Prospectus and the Prospectus, (i) there are no proceedings pending against the Company or its subsidiaries under Environmental Laws in which a government authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $1,000,000 or more will be imposed and (ii) the Company does not know of any facts or issues regarding compliance with Environmental Laws or other obligations under Environmental Laws, that it reasonably expects to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(t) Except as disclosed in the Time of Sale Prospectus and the Prospectus, to the knowledge of the Company, there are no costs or liabilities of the Company or its subsidiaries associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(u) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Securities registered pursuant to the Registration Statement.

(v) The Company and each of its subsidiaries (i) have all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and have made all declarations and filings with, all Federal, state, local and other governmental, administrative or regulatory authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use their respective properties and assets and to conduct their respective businesses in the manner described in the Time of Sale Prospectus and the Prospectus, except to the extent that the failure to obtain such consents, authorizations, approvals, orders, certificates and permits or make such declarations and filings would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, and (ii) have not received any notice of proceedings relating to revocation or modification of any such consent, authorization, approval, order, certificate or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(w) No material labor dispute exists with the employees of the Company or any of its subsidiaries or, to the Company’s knowledge, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(x) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects, except such as (i) are described in the Time of Sale Prospectus and the Prospectus; (ii) do not materially affect the value of such property; (iii) do not interfere with the use made and proposed to be made of such property by them; or (iv) would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; any real property and buildings held under lease or license by them are held under valid, subsisting and enforceable leases or licenses, as the case may be, with such exceptions as are not material to the Company and its subsidiaries, taken as a whole, and do not interfere with the use made and proposed to be made of such property and buildings by them in a manner that would have a material adverse effect on the Company and its subsidiaries, taken as a whole; and all licenses to harvest timber granted by Canada or any province or territory thereof to the Company or any of its subsidiaries are valid, subsisting and enforceable, with such exceptions as are not material to the Company and its subsidiaries, taken as a whole.

(y) Each of the Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(z) The financial statements and related notes included in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and all such financial statements and the notes thereto have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis except as disclosed therein.

(aa) The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus presents fairly the information called for in all material respects and has been prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto.

(bb) The Company and its subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting.

(cc) Except for timberlands, for which the Company does not maintain insurance, the Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and its subsidiaries and their respective businesses taken as a whole; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business, except, in the case of both (i) and (ii), where the failure to continue or renew such coverage or to obtain similar coverage at reasonable cost from similar insurers, individually or in the aggregate, would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(dd) There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with Section 402 (related to loans) and Sections 302 and 906 (related to certifications) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Regulations”), nor, to the knowledge of the Company, has there been any failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any other provision of the Sarbanes-Oxley Act or the Sarbanes-Oxley Regulations.

(ee) With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof); (ii) each such grant was made in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the New York Stock Exchange; (iii) the per share exercise price of each Stock Option was equal to or greater than the fair market value of a share of the applicable stock on the applicable Grant Date; and (iv) each such grant was properly accounted for in accordance with generally accepted accounting principles consistently applied as in effect in the United States in the financial statements of the Company and disclosed in the Company’s filings with the Commission in accordance in all material respects with the Exchange Act and all other applicable laws, except in the case of clause (ii) where such failure to comply would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting,

Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects. The Company has not designated any Stock Options as “incentive stock options” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

(ff) The Securities rank and will rank pari passu in right of payment with all existing and future unsecured senior indebtedness of the Company and senior in right of payment to all other existing and future unsecured indebtedness of the Company.

(gg) The Company and each of its subsidiaries have filed or caused to be filed all Federal, state, local and foreign tax returns, reports, information returns and statements which have been required to be filed by applicable law (except for returns, reports, information returns and statements the failure to file which would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, and the failure to file which would not, singly or in the aggregate, adversely affect the Company’s qualification as a real estate investment trust (a “REIT”) for Federal or state tax purposes) and have paid all taxes required to be paid and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable (except, in all cases, for any such tax, assessment, fine or penalty that is being contested in good faith and in respect of which adequate reserves are being maintained in accordance with generally accepted accounting principles and except to the extent any such failure to pay would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, and which failure to pay would not, singly or in the aggregate, adversely affect the Company’s qualification as a REIT for Federal or state tax purposes), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which would, singly or in the aggregate, reasonably be expected to be determined adversely to the Company or its subsidiaries which could reasonably be expected to have) a material adverse effect on the Company and its subsidiaries, taken as a whole.

(hh) Commencing with its taxable year ended December 31, 2010, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code and its organization and current and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. The direct subsidiaries of the Company that are partnerships or limited liability companies (“Subsidiary Partnerships”) and each qualified REIT subsidiary of the Company have been and will continue to be treated as partnerships or disregarded entities for U.S. Federal income tax purposes and not as corporations, associations taxable as corporations or publicly traded partnerships. In the case of any Subsidiary Partnerships that have terminated, such Subsidiary Partnerships were treated as partnerships or disregarded entities for U.S. Federal income tax purposes and not as corporations, associations taxable as corporations or publicly traded partnerships through the date of termination of such Subsidiary Partnerships.

(ii) The Company will use its commercially reasonable efforts to monitor the ownership of the Company’s capital stock to ensure that any ownership limit waiver agreement by and between the Company and any person or entity will not cause the Company to fail to satisfy the requirements of Section 856(a)(6) of the Code, including, without limitation, making periodic inquiries regarding the ownership of the capital stock of the Company by any person or entity to which any such waiver is granted and making periodic reviews of the ownership of the capital stock of the Company by other shareholders to the extent the Company deems such inquiries necessary or advisable in its sole discretion; the Company will, if necessary to prevent a violation of the requirements of Section 856(a)(6) of the Code, promptly revoke any ownership limit waiver that has been granted.

(jj) (i) Neither the Company nor any of its subsidiaries or affiliates, nor any director, officer, or employee, nor, to the Company’s knowledge, any agent or representative of the Company or of any of its subsidiaries or affiliates (in each case, in his, her or its capacity as such), has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action in material violation of any applicable anti- corruption laws; (ii) the Company and its subsidiaries and affiliates have conducted their businesses in compliance in all material respects with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance in all material respects with such laws and with the representations and warranties contained herein; and (iii) neither the Company nor its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption law.

(kk) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including, to the extent applicable, those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti- money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ll) (i) Neither the Company nor any of its subsidiaries, nor any director, officer, or employee thereof, nor, to the Company’s knowledge, any agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is: (A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) or other relevant sanctions authority with jurisdiction over the Company or any of its subsidiaries (collectively, “Sanctions”), nor (B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Syria, the Crimea Region of Ukraine, the Donetsk People’s Republic, the Luhansk People’s Republic, or any other Covered Region of Ukraine identified pursuant to Executive Order 14065); (ii) the Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or (B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise); and (iii) for the past 5 years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(mm) (i)(A) Except as disclosed in the Time of Sale Prospectus and the Prospectus, to the Company’s knowledge, there has been no security breach or other compromise of or relating to any of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (B) the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data; and (ii) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of clause (i) or this clause (ii), individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole and the Company and its subsidiaries have implemented backup and disaster recovery technology.

2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company (i) the respective principal amounts of 2033 Notes set forth in Schedule I hereto opposite their names at a purchase price of 98.813% of the principal amount thereof and (ii) the respective principal amounts of 2052 Notes set forth in Schedule I hereto opposite their names at a purchase price of 97.391% of the principal amount thereof.

3. Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after this Agreement has become effective as in your judgment is advisable. The Company is further advised by you that the Securities are to be offered to the public upon the terms set forth in the Prospectus.

4. Payment and Delivery. Payment for the Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Securities for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on March 9, 2022, or at such other time on the same or such later date, not later than the fifth business day thereafter, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

The Securities shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date. The Securities shall be delivered to you on the Closing Date for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid, against payment of the purchase price therefor as specified in this Agreement.

5. Conditions to the Underwriters’ Obligations. The obligations of the Company to sell the Securities to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Securities on the Closing Date are subject to the condition that no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings therefor initiated or, to the Company’s knowledge, threatened by the Commission.

The several obligations of the Underwriters are subject to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company’s securities by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus on the date of this Agreement that, in any such case, in the judgment of the Representatives, is material and adverse and that makes it, in the judgment of the Representatives, impracticable to market the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

(b) The Underwriters shall have received on the Closing Date a certificate, dated as of the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received the following on the Closing Date, each of which shall be in form and substance satisfactory to the Representatives: (i) an opinion of Jose Quintana, Esq., Senior Legal Counsel of the Company, dated as of the Closing Date; (ii) an opinion of Cravath, Swaine & Moore LLP, special New York counsel to the Company, dated as of the Closing Date; (iii) a negative assurance statement of Cravath, Swaine & Moore LLP, special New York counsel to the Company, dated as of the Closing Date; and (iv) an opinion of Covington & Burling LLP, special tax counsel to the Company, dated as of the Closing Date.

(d) The Underwriters shall have received on the Closing Date an opinion and negative assurance statement of Davis Polk & Wardwell LLP, counsel for the Underwriters, dated as of the Closing Date, in form and substance satisfactory to you.

(e) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from KPMG LLP, an independent registered public accounting firm, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the Company’s historical and certain financial information; provided that such letter delivered on the date hereof shall use a “cut-off date” not earlier than three business days prior to the date hereof, and such letter delivered on the Closing Date shall use a “cut-off date” not earlier than three business days prior to the Closing.

6. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

(a) To furnish to you, without charge, copies of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and to furnish to you in New York City, without charge, prior to 10:00

a.m. New York City time on the second business day succeeding the date of this Agreement and during the periods mentioned in Section 6(e) and (f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and, unless determined necessary or advisable by the Company, based on the advice of counsel, to comply with applicable law, rule or regulation, or unless prepared and filed in the ordinary course of business, not to file any such proposed amendment or supplement to which you reasonably object.

(c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(h) To make generally available to the Company’s security holders and to you as soon as practicable (which may be satisfied by the Company’s public filings with the Commission) an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Securities and all printing costs associated therewith, and, if applicable, the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) if applicable, all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Securities by the Financial Industry Regulatory Authority, Inc., and any fees charged by rating agencies for the rating of the Securities, (v) the cost of the preparation, issuance and delivery of the Securities, (vi) the costs and charges of any trustee, transfer agent, registrar or depositary, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, the document production charges and expenses associated with printing this Agreement, in each case, as applicable, and (viii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution,” and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

(j) During the period beginning on the date of this Agreement and continuing through and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company substantially similar to the Securities without the prior written consent of the Representatives.

(k) To prepare and to provide to the Underwriters, as promptly as practicable after the time that the final terms of the Securities and the offering thereof have been established, a final term sheet relating to the offering of the Securities, containing only information that describes the final terms of the Securities or the offering in a form consented to by you, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act.

(l) To use its commercially reasonable efforts to continue to meet the requirements for qualification as a REIT under the Code for each of its taxable years for so long as the Board of Directors of the Company deems it in the best interests of the Company to remain so qualified.

7. Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

8. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any “road show” as defined in Rule 433(h) under the Securities Act that is a free writing prospectus, the Investor Presentation, any “issuer free writing prospectus” as defined in Rule 433(h) under the Securities Act, any “issuer information” as defined in Rule 433(h) under the Securities Act that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus, or any amendment or supplement to any of the foregoing, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any “issuer free writing prospectus” as defined in Rule 433(h) under the Securities Act or the Prospectus, or any amendment or supplement to any of the foregoing.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel; (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them; or (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 8(a), and by the

Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity has been or could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and no admission of fault.

(d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth in such table. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective aggregate principal amounts of Securities they have purchased hereunder, and not joint.

(e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

9. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the purchase of the Securities by the Underwriters on the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, the New York Stock Exchange, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market if, in the judgment of the Representatives, the effect of any such suspension referred to in this clause (ii), singly or together with any other suspension of the nature specified in this clause (ii), makes it impractical or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in the judgment of the Representatives, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date any one or more of the Underwriters shall fail or refuse to purchase Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such aggregate principal amount of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11. Absence of Fiduciary Relationship. The Company acknowledges and agrees that the Underwriters named in this Agreement are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, no such Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

12. Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

13. Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

14. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

15. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

16. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Representatives at: (i) BofA Securities, Inc., 1540 Broadway, NY8-540-26-02, New York, NY 10036-4039, Attention: High Grade Debt Capital Markets Transaction Management/Legal, Fax: 212-901- 7881; (ii) Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department; (iii) J.P. Morgan Securities LLC, 383 Madison Avenue, New York, NY 10179, Attn: Investment Grade Syndicate Desk, Fax: (212) 834-6081; (iv) Morgan Stanley & Co. LLC 1585 Broadway, New York, New York 10036, Attention: Investment Banking; and (v) Wells Fargo Securities, LLC, 550 South Tryon Street – 5th Floor, Charlotte, North Carolina 28202, Attention: Transaction Management, Telephone: (704) 410-4792, Facsimile: (704) 410-0326; and, if to the Company, shall be delivered, mailed or sent to it at 220 Occidental Avenue South, Seattle, Washington 98104, Attention: Vice President and Treasurer.

[Signature Pages Follow]

Very truly yours,

WEYERHAEUSER COMPANY

By: /s/ Kristy T. Harlan
Name: Kristy T. Harlan
Title: Senior Vice President, General Counsel and Secretary

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

BofA Securities, Inc.

By:	/s/ Happy Daily

Name: Happy Daily Title: Managing Director

Goldman Sachs & Co. LLC

By:	/s/ Adam T. Greene
Name: Adam T. Greene Title: Managing Director

J.P. Morgan Securities LLC

By:	/s/ Som Bhattacharyya
Name: Som Bhattacharyya Title: Executive Director

Morgan Stanley & Co. LLC

By:	/s/ Mathew Joseph
Name: Mathew Joseph Title: Executive Director

Wells Fargo Securities, LLC

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley Title: Managing Director

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto.

SCHEDULE I

Underwriter	Principal Amount of 2033 Notes To Be Purchased	Principal Amount of 2052 Notes To Be Purchased
BofA Securities, Inc.	$58,500,000	$58,500,000
Goldman Sachs & Co. LLC	$58,500,000	$58,500,000
J.P. Morgan Securities LLC	$58,500,000	$58,500,000
Morgan Stanley & Co. LLC	$58,500,000	$58,500,000
Wells Fargo Securities, LLC	$58,500,000	$58,500,000
MUFG Securities Americas Inc.	$36,000,000	$36,000,000
Scotia Capital (USA) Inc.	$36,000,000	$36,000,000
PNC Capital Markets LLC	$18,000,000	$18,000,000
Rabo Securities USA, Inc.	$18,000,000	$18,000,000
Truist Securities, Inc.	$18,000,000	$18,000,000
U.S. Bancorp Investments, Inc.	$18,000,000	$18,000,000
BNY Mellon Capital Markets, LLC	$6,750,000	$6,750,000
Siebert Williams Shank & Co., LLC	$6,750,000	$6,750,000

Total	$450,000,000	$450,000,000

SCHEDULE II

Free Writing Prospectuses

Pricing Term Sheets dated February 23, 2022, substantially in the forms set forth in Schedule II-A hereto.

SCHEDULE II-A

Issuer Free Writing Prospectus

Filed Pursuant to Rule 433

Registration No. 333-256995

February 23, 2022

WEYERHAEUSER COMPANY PRICING TERM SHEET

3.375% Notes due 2033

This pricing term sheet relates only to the securities described below and should be read together with Weyerhaeuser Company’s preliminary prospectus supplement dated February 23, 2022 (the “Preliminary Prospectus Supplement”), the accompanying prospectus dated June 10, 2021 and the documents incorporated and deemed to be incorporated by reference therein. All references to dollar amounts are references to U.S. dollars and, unless otherwise expressly stated or the context otherwise requires, the terms “Weyerhaeuser,” the “Company,” “us,” “we” and “our” mean Weyerhaeuser Company excluding its subsidiaries.

Issuer:	Weyerhaeuser Company

Trade Date:	February 23, 2022

Expected Settlement Date*:	March 9, 2022 (T+10)

Anticipated Ratings**:	Baa2 by Moody’s Investors Service, Inc. (stable outlook)
BBB by S&P Global Ratings a division of S&P Global Inc. (stable outlook)

Title of Securities:	3.375% Notes due 2033 (the “notes”)

Principal Amount:	$450,000,000

Maturity Date:	March 9, 2033

Interest Rate:	3.375% per annum, accruing from March 9, 2022

Interest Payment Dates:	March 9 and September 9, commencing September 9, 2022

Yield to Maturity:	3.434%

Price to Public:	99.463%, plus accrued interest, if any

Spread to Benchmark Treasury:	+145 basis points

Benchmark Treasury:	1.875% due February 15, 2032

Benchmark Treasury Yield:	1.984%

Optional Redemption:

Prior to December 9, 2032 (the date that is three months prior to maturity date of the notes) (the “Par Call Date”), the Company may redeem the notes at the Company’s option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

See the Preliminary Prospectus Supplement for the definition of “Treasury Rate” and for further terms and provisions applicable to optional redemption.

CUSIP/ISIN:	962166 CA0 / US962166CA07

Joint Book-Running Managers:	BofA Securities, Inc. Goldman Sachs & Co. LLC J.P. Morgan Securities LLC Morgan Stanley & Co. LLC Wells Fargo Securities, LLC MUFG Securities Americas Inc. Scotia Capital (USA) Inc.

Co-Managers:	BNY Mellon Capital Markets, LLC PNC Capital Markets LLC Rabo Securities USA, Inc. Siebert Williams Shank & Co., LLC Truist Securities, Inc. U.S. Bancorp Investments, Inc.

*

It is expected that delivery of the notes will be made against payment for the notes on or about March 9, 2022, which will be the tenth business day following the date hereof (this settlement cycle being referred to as T+10). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the second business day before the settlement date will be required, by virtue of the fact that the notes initially will settle in T+10, to specify alternative settlement arrangements to prevent a failed settlement.

**	Note: A securities rating is not a recommendation to buy, sell or hold securities and is subject to revision or withdrawal at any time.

* * *

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the related prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and related prospectus supplement if you request it by contacting BofA Securities, Inc. by telephone (toll free) at 1-800-294-1322; Goldman Sachs & Co. LLC by telephone at 1-866-471-2526; J.P. Morgan Securities LLC by telephone (collect) at 1-212-834-4533; Morgan Stanley & Co. LLC by telephone (toll free) at 1-866-718-1649 or Wells Fargo Securities, LLC (toll-free) at 1-800-645-3751.

2

Issuer Free Writing Prospectus

Filed Pursuant to Rule 433

Registration No. 333-256995

February 23, 2022

WEYERHAEUSER COMPANY PRICING TERM SHEET

4.000% Notes due 2052

This pricing term sheet relates only to the securities described below and should be read together with Weyerhaeuser Company’s preliminary prospectus supplement dated February 23, 2022 (the “Preliminary Prospectus Supplement”), the accompanying prospectus dated June 10, 2021 and the documents incorporated and deemed to be incorporated by reference therein. All references to dollar amounts are references to U.S. dollars and, unless otherwise expressly stated or the context otherwise requires, the terms “Weyerhaeuser,” the “Company,” “us,” “we” and “our” mean Weyerhaeuser Company excluding its subsidiaries.

Issuer:	Weyerhaeuser Company

Trade Date:	February 23, 2022

Expected Settlement Date*:	March 9, 2022 (T+10)

Anticipated Ratings**:	Baa2 by Moody’s Investors Service, Inc. (stable outlook)
BBB by S&P Global Ratings a division of S&P Global Inc. (stable outlook)

Title of Securities:	4.000% Notes due 2052 (the “notes”)

Principal Amount:	$450,000,000

Maturity Date:	March 9, 2052

Interest Rate:	4.000% per annum, accruing from March 9, 2022

Interest Payment Dates:	March 9 and September 9, commencing September 9, 2022

Yield to Maturity:	4.101%

Price to Public:	98.266%, plus accrued interest, if any

Spread to Benchmark Treasury:	+180 basis points

Benchmark Treasury:	1.875% due November 15, 2051

Benchmark Treasury Yield:	2.301%

Optional Redemption:

Prior to September 9, 2051 (the date that is six months prior to maturity date of the notes) (the “Par Call Date”), the Company may redeem the notes at the Company’s option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

See the Preliminary Prospectus Supplement for the definition of “Treasury Rate” and for further terms and provisions applicable to optional redemption.

CUSIP/ISIN:	962166 CB8 / US962166CB89

Joint Book-Running Managers:	BofA Securities, Inc. Goldman Sachs & Co. LLC J.P. Morgan Securities LLC Morgan Stanley & Co. LLC Wells Fargo Securities, LLC MUFG Securities Americas Inc. Scotia Capital (USA) Inc.

Co-Managers:	BNY Mellon Capital Markets, LLC PNC Capital Markets LLC Rabo Securities USA, Inc. Siebert Williams Shank & Co., LLC Truist Securities, Inc. U.S. Bancorp Investments, Inc.

*

It is expected that delivery of the notes will be made against payment for the notes on or about March 9, 2022, which will be the tenth business day following the date hereof (this settlement cycle being referred to as T+10). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the second business day before the settlement date will be required, by virtue of the fact that the notes initially will settle in T+10, to specify alternative settlement arrangements to prevent a failed settlement.

**	Note: A securities rating is not a recommendation to buy, sell or hold securities and is subject to revision or withdrawal at any time.

* * *

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the related prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and related prospectus supplement if you request it by contacting BofA Securities, Inc. by telephone (toll free) at 1-800-294-1322; Goldman Sachs & Co. LLC by telephone at 1-866-471-2526; J.P. Morgan Securities LLC by telephone (collect) at 1-212-834-4533; Morgan Stanley & Co. LLC by telephone (toll free) at 1-866-718-1649 or Wells Fargo Securities, LLC (toll-free) at 1-800-645-3751.

2

SCHEDULE II-B

None.

EXHIBIT A

Weyerhaeuser NR Company

Weyerhaeuser International, Inc.

Weyerhaeuser Company Limited

Weyerhaeuser Timber Holdings, Inc.

Weyerhaeuser SC Company